Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
MEDIACOM COMMUNICATIONS CORPORATION
(As of April 21, 2009)
ARTICLE I
STOCKHOLDERS
Section 1. ANNUAL MEETING. A meeting of stockholders of the Corporation shall be held annually at such place within or without the State of Delaware, at such time and on such date as may from time to time be fixed by the Board of Directors and stated in the notice of such meeting delivered to or mailed to stockholders. At such annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.
Section 2. SPECIAL MEETINGS. Except as otherwise provided in the terms of any series of preferred stock, special meetings of stockholders of the Corporation, for transaction of such business as may properly come before the meeting, may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. At any special meeting, only such business may be transacted as is specified in the notice of such special meeting.
Section 3. NOTICE OF MEETINGS. Written notice of each meeting of stockholders stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting, either personally or by mail, facsimile, electronic mail or other means of electronic communication, addressed to each stockholder at his address as it appears on the records of the Corporation, or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address then directed to such stockholder at such other address. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid. If notice be by facsimile, electronic mail or other means of electronic communication, such notice shall be deemed to be given at the time provided in the General Corporation Law of the State of Delaware.
Section 4. WAIVER OF NOTICE. Notice of any meeting of stockholders need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

Section 5. ADJOURNMENT. The Chairman of the meeting or a majority of the voting power of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. When any meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place, if any, to which the meeting is adjourned, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or, if after such adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to vote at such meeting.
Section 6. QUORUM. Except as otherwise provided by law, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting, shall constitute a quorum thereat for the transaction of any business at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn a meeting despite the absence of a quorum.
Section 7. PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy must be signed by the stockholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.
Section 8. VOTING. Subject to the rights of the holders of any series of preferred stock, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall, except as otherwise required by applicable law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in such election. Subject to the rights of the holders of any series of preferred stock, whenever any corporate action, other than the election of directors, is to be taken at a meeting by vote of the stockholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.
Section 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted; provided that prompt notice of such action shall be given to those stockholders who have not so consented in writing to such action without a meeting and who would have been entitled to notice of such meeting.

Section 10. RECORD DATE. The Board of Directors may fix, in advance, a date, which date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders nor more than sixty days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.
ARTICLE II
DIRECTORS
Section 1. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by the Board of Directors. Directors need not be stockholders of the Corporation. Each of the directors shall be at least eighteen years of age.
Section 2. ELECTION AND TERM OF OFFICE. At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting of stockholders. Each director shall hold office until the expiration of such term, and until his or her successor has been elected and qualified, unless he or she shall sooner die, resign or be removed.
Section 3. MEETINGS. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may properly come before such meeting as soon as practicable after the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or by a majority of the directors then in office. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware as may from time to time be fixed by the Board of Directors.
Section 4. NOTICE OF MEETINGS; ADJOURNMENT. No notice need be given of the first meeting of the Board of Directors after the annual meeting of stockholders or of any other regular meeting of the Board of Directors, provided the time and place of such meetings are fixed by the Board of Directors. Notice of each special meeting of the Board of Directors and of each regular meeting the time and place of which has not been fixed by the Board of Directors, specifying the place, date and time thereof, shall be given personally, by mail, facsimile, electronic mail or other electronic form of communication to each director at his or her address as such address appears upon the books of the Corporation at least one business day (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Notice of any meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. Notice of any directors’ meeting or any waiver thereof need not state the purpose of the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 5. QUORUM; VOTING. At any meeting of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. Except as otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.
Section 6. PARTICIPATION BY TELEPHONE. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
Section 7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.
Section 8. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each consisting of one or more directors. Each such committee, to the extent provided in such resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters: (a) the approving or adopting or recommending to the stockholders any action or matter expressly required by the laws of the State of Delaware to be submitted to the stockholders for approval, (b) the filling of vacancies in the Board of Directors or in any committee, (c) the fixing of the compensation of the directors for serving on the Board of Directors or on any committee, (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws, or (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.
Section 9. REMOVAL; RESIGNATION. Subject to the rights of the holders of any series of preferred stock, any or all of the directors may be removed from office with or without cause upon the affirmative vote of the holders of not less than a majority of the total voting power of the then outstanding shares entitled to vote at an election of directors voting together as a class. Any director may resign at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

Section 10. VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of the Board of Directors or by vote of the stockholders. If any newly created directorship or vacancy is to be filled by vote of the Board of Directors and the number of directors then in office is less than a quorum, such newly created directorship or vacancy may be filled by vote of a majority of the directors then in office. A director elected to fill a vacancy, unless elected by the stockholders, shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified, and any director elected by the stockholders to fill a vacancy shall hold office for the unexpired term of his or her predecessor unless, in either case, he or she shall sooner die, resign or be removed.
ARTICLE III
OFFICERS
Section 1. ELECTION; QUALIFICATIONS. As soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice-Presidents, a Secretary and a Treasurer, and may elect or appoint at such time and from time to time such other officers as it may determine. No officer other than the Chairman of the Board need be a director of the Corporation. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.
Section 2. TERM OF OFFICE; VACANCIES. All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders. Each officer shall hold office for such term and until his or her successor has been elected or appointed and qualified unless he or she shall earlier resign, die, or be removed. Any vacancy occurring in any office, whether because of death, resignation or removal, with cause, or any other reason, shall be filled by the Board of Directors.
Section 3. REMOVAL; RESIGNATION. Any officer may be removed by the Board of Directors with or without cause. Any officer may resign his or her office at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.
Section 4. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall have overall responsibility for the management and direction of the business and affairs of the Corporation and shall exercise such duties as customarily pertain to the office of Chairman of the Board and such other duties as may be prescribed from time to time by the Board of Directors. He or she shall be the senior officer of the Corporation and in case of the inability or failure of the Chief Executive Officer to perform his duties, he or she shall perform the duties of the Chief Executive Officer. The Chairman of the Board shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board of Directors. The Chairman shall preside at all meetings of stockholders and of the Board of Directors at which he or she is present.

Section 5. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive, operating and administrative officer of the Corporation and shall have general charge and supervision of its business, affairs, administration and operations. The Chief Executive Officer shall from time to time make such reports concerning the Corporation as the Board of Directors may direct. The Chief Executive Officer shall have the power to perform all duties directed or permitted to be performed by the President of the Corporation under the Corporation’s Certificate of Incorporation in effect from time to time, and such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. The Chief Executive Officer shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board of Directors.
Section 6. POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall act in an executive financial capacity. He or she shall assist the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs. The Chief Financial Officer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Chief Financial Officer shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Chief Executive Officer or Board of Directors.
Section 7. POWERS AND DUTIES OF THE VICE-PRESIDENTS. Each of the Vice-Presidents shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors.
Section 8. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall record and keep the minutes of all meetings of stockholders and of the Board of Directors. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such books and records as the Board of Directors may direct. The Secretary shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed such seal to such contracts, instruments and other documents as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.
Section 9. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation’s cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation’s receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation’s books and accounts to any director of the Corporation upon application at the principal office of the corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 10. DELEGATION. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.
ARTICLE IV
STOCK OF THE CORPORATION
Section 1. SHARES OF STOCK. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall certify the number of shares of the Corporation owned by the stockholder, shall bear the Corporation seal and shall be signed by the Chairman of the Board, the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. The Corporation seal and the signatures by Corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.
Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
Section 3. TRANSFERS OF STOCK. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of the person in whose name a share or shares of stock are registered on the Corporation’s books as the owner of such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE V
EXECUTION OF DOCUMENTS
All contracts, instruments, agreements, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary, the Treasurer or such other officer or officers as the Board of Directors may from time to time designate.
ARTICLE VI
SEAL
The seal of the Corporation shall contain the name of the Corporation, the words “Corporate Seal”, the year of its organization and the word “Delaware”.
ARTICLE VII
INDEMNIFICATION
Section 1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity, or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
Section 2. ADVANCEMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys’ fees) as they are incurred by an officer or director of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified. Payment of such expenses incurred by other employees and agents of the Corporation may be made by the Board of Directors in its discretion upon such terms and conditions, if any, as it deems appropriate.

Section 3. CLAIMS. If a claim for indemnification or payment of expenses (including attorneys’ fees) under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
Section 4. NONEXCLUSIVITY OF RIGHTS. The right conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5. OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, non profit entity, or other enterprise.
Section 6. AMENDMENT OR REPEAL. Any repeal or modification of the provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VIII
FISCAL YEAR
The fiscal year of the Corporation shall end on December 31 of each year or on such other date as shall be determined by the Board of Directors.
ARTICLE IX
AMENDMENT OF BY-LAWS
Except as otherwise provided by law, these By-Laws may be amended or repealed, and any new By-Law may be adopted, by (i) an affirmative vote of a majority of all directors, or (ii) an affirmative vote of the holders of not less than 66 2/3% of the total voting power of the then outstanding capital stock of the Corporation entitled to vote in the election of directors, voting as a single class; provided, that no vote of the stockholders of the Corporation shall be required to authorize the adoption, amendment or repeal of any provision of the By-Laws by the Board of Directors under clause (i) of this Article IX.